UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2011

GRIFFON CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Griffon Corporation has entered into various agreements with the intention of refinancing substantially all of its domestic subsidiary debt with new debt at the parent company level.

On March 4, 2011, Griffon executed a letter with JPMorgan Chase Bank, N.A. (“JPMorgan”) and J.P. Morgan Securities LLC relating to a new five-year cash-flow revolving credit facility in an aggregate principal amount of $200 million. Pursuant to such letter, JPMorgan agreed to provide $50 million of the new revolving credit facility. In addition, we have been informed by JPMorgan that Deutsche Bank Trust Company Americas (“Deutsche Bank”) committed to provide an additional $50 million of such facility. The commitments of JPMorgan and Deutsche Bank contain conditions, including (i) obtaining commitments for the remaining $100 million of the facility from other lenders, (ii) the closing of a senior notes offering by Griffon Corporation of up to $500 million (a “senior notes offering”), (iii) the closing of the new revolving credit facility on or before June 30, 2011, and (iv) the repayment in full of all obligations under, and the termination of, the subsidiary revolving credit facilities referred to below and the $375 million Clopay Ames True Temper Holding Corp. (“Clopay Ames”) term loan facility. If any of the applicable conditions are not satisfied, JPMorgan and Deutsche Bank may decline to enter into the new facility.

Because a senior notes offering may close prior to the consummation of the new Griffon cash-flow revolving credit facility, on March 7, 2011, Griffon also entered into conditional amendments regarding (i) our $125 million asset-backed revolving credit facility dated September 30, 2010 among Clopay Ames, certain subsidiaries of Clopay Ames, JPMorgan, as administrative Agent, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners and co-syndication agents, and certain other lenders, and (ii) our $100 million cash-flow revolving facility dated March 31, 2008 among Gritel Holding Co., Inc., Telephonics Corporation, certain of their subsidiaries, JPMorgan, as administrative agent, J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner, and certain other lenders. The amendments become effective only if we close a senior notes offering on or prior to June 30, 2011, and satisfy certain other conditions. The amendments, upon becoming effective:

•         permit a senior notes offering and any related guarantees of such senior notes to be given by certain of Griffon’s subsidiaries;

•         permit the servicing of Griffon’s future interest obligations under any such senior notes in the period following the issuance of any such senior notes and prior to the closing of the new cash-flow revolving credit facility described above; and

•         shorten the maturity date of the existing asset-backed and cash-flow revolving credit facilities to six months following the closing of the offering of any such senior notes.

We cannot assure you that we will be successful in entering into the new cash flow revolving credit facility or, if necessary, a substitute revolving credit facility, by such shortened maturity date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 7, 2011	GRIFFON CORPORATION

	By:	/s/ Seth L. Kaplan
Name: Seth L. Kaplan
Title: Senior Vice President